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                                                     EXHIBIT 10(c)

 ING VARIABLE ANNUITIES

 MYLES R. TASHMAN
 Executive Vice President,
 General Counsel and Secretary


 September 13, 2000


 Members of the Board of Directors
 Golden American Life Insurance Company
 1475 Dunwoody Drive
 West Chester, PA  19380-1478

 Ms. Emory and Gentlemen:

 I hereby consent to the filing of this consent as an exhibit to the registration statement and to the use of my Opinon and Consent as
 Exhibit 9 incorporated by reference in this registration statement.
 I also consent to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,


/s/ Myles R. Tashman
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First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966                                Tel: 212-973-9647
New York, New York  10169                                 Fax: 212-297-0645

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